AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                       LONE STAR STEAKHOUSE & SALOON, INC.

                                   ARTICLE ONE

                                  STOCKHOLDERS

                  SECTION 1.1 Annual Meetings. An annual meeting of stockholders to elect directors and transact such other business as may properly be presented to the meeting shall be held on such date and at such place as the Board of Directors may from time to time fix, and if that day shall be a legal holiday in the jurisdiction in which the meeting is to be held, then on the next day not a legal holiday or as soon thereafter as may be practical as determined by the Board of Directors.

                  SECTION 1.2 Special Meetings. A special meeting of stockholders may be called at any time by the Chairman of the Board, by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board (as defined below) or by the Secretary at the direction of a majority of the voting power of all the then outstanding shares of the voting stock, voting together as a single class upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meeting. The Whole Board shall mean the total number of directors which the Corporation would have if there were no vacancies.


                  SECTION 1.3 Notice of Meeting. For each meeting of stockholders written notice shall be given stating the place, date and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called and, if the list of stockholders required by Section 1.9 is not to be at such place at least 10 days prior to the meeting, the place where such list will be. Except as otherwise provided by Delaware law, written notice of any meeting shall be given not less than 10 or more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in United States mail, postage prepaid, directed to stockholder at his address at it appears on the records of the Corporation.

                  SECTION 1.4 Quorum. Except as otherwise required by Delaware law or the Certificate of Incorporation, the holders of record of a majority of the shares of stock entitled to be voted present in person or represented by proxy at a meeting shall constitute a quorum for the transaction of business at the meeting, but in the absence of a quorum the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is obtained. At any such adjourned session of the meeting at which there shall be present or represented the holders of record of the requisite number of shares, any business may be transacted that might have been transacted at the meeting as originally called.

                  SECTION 1.5 Chairman and Secretary at Meeting. At each meeting of stockholders the President or the Chief Executive Officer, or in their absence the person designated in writing by the President or Chief Executive Officer, or if no person is designated, then a person designated by the Board of Directors, shall preside as chairman of the meeting; if no person is so designated, then the meeting shall choose a chairman by plurality vote. The Secretary, or in his absence a person designated by the chairman of the meeting, shall act as secretary of the meeting.

                  SECTION 1.6 Voting; Proxies. Except as otherwise provided by Delaware law or the Certificate of Incorporation, and subject to the provisions of Section 1.10:

                           (a) Each  stockholder  shall at every  meeting of the
                  stockholders be entitled to one vote for each share of capital stock held by him.

                           (b) Each stockholder entitled to vote at a meeting of
                  stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

                           (c) Directors shall be elected by a plurality vote.

                           (d) Each matter,  other than  election of  directors,
                  properly presented to any meeting shall be decided by a majority of the votes cast on the matter.

                           (e) Election of  directors  and the vote on any other
                  matter presented to a meeting shall be by written ballot only if so ordered by the chairman of the meeting or if so requested by any stockholder present or represented by proxy at the meeting entitled to vote in such election or on such matter, as the case may be.

                  SECTION 1.7 Adjourned Meetings. A meeting of stockholders may be adjourned to another time or place as provided in Section 1.4 or 1.6(d). Unless the Board of Directors fixes a new record date, stockholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote. At the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.

                  SECTION 1.8 Consent of Stockholders in Lieu of Meeting. Any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of taking of such action shall be given promptly to each stockholders that would have been entitled to vote thereon at a meeting of stockholders and that did not consent thereto in writing.

                  SECTION 1.9 List of Stockholders Entitled to Vote. At least 10 days before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared and shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

                  SECTION 1.10 Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 or less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE TWO

                                    DIRECTORS

                  SECTION 2.1 Number. The number of directors that shall constitute the whole Board of Directors shall initially be four, which number may be changed from time to time as determined by action of the Board of Directors taken by the affirmative vote of a majority of the Whole Board of Directors.

                  SECTION 2.2 Election and Term of Director. The directors of this Corporation shall be divided into three classes, with respect to the time that they severally hold office, as nearly equal in number as possible, with the initial term of office of the first class of directors to expire at the 2001 annual meeting of stockholders of the Corporation and until their respective successors are elected and qualified, the initial term of office of the second class of directors to expire at the 2002 annual meeting of stockholders of the Corporation and until their respective successors are elected and qualified and the initial term of office of the third class of directors to expire at the 2003 annual meeting of stockholders of the Corporation and until their respective successors are elected and qualified. Directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders of the Corporation after their election and until their respective successors are elected and qualified.

                  SECTION 2.3 Newly Created Directorships and Vacancies.

                  (a) If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

                  (b) Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office, although less than a quorum, and a director so chosen shall hold office, subject to Sections 2.4 and 2.5, for the unexpired portion of the term of the class in which such director was chosen to serve and until his successor is elected and qualified.

                  SECTION 2.4 Resignation. Any director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of

Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these By-Laws in the filling of other vacancies.

                  SECTION 2.5 Remova1. Unless these By-Laws or the Certificate of Incorporation otherwise provides, where the Board of Directors is classified as provided in Section 141(d) of the Delaware General Corporation Law, any director or the entire Board of Directors may be removed by stockholders only for cause, and the affirmative vote of the holders of outstanding stock representing at least eighty percent (80%) in the amount of the entire capital stock of the Corporation then entitled to vote generally in the election of Directors, or the affirmative vote of at least a majority of the Whole Board, shall be required to effect such removal.

                  SECTION 2.6 Regular and Annual Meetings, Notice. Regular meetings of the Board of Directors Shall be held at such time and at such place, within or without the State of Delaware, as the Board of Directors may from time to time prescribe. No notice need be given of any regular meeting, and a notice, if given, need not specify the purposes thereof. A meeting of the Board of Directors nay be held without notice immediately after an annual meeting of stockholders at the same place as that at which such meeting was held.

                  SECTION 2.7 Special Meetings, Notice. A special meeting of the Board of Directors may be called at any time by the Board of Directors, its Chairman, the Executive Committee, the President or any person acting in the place of the President and shall be called by any one of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least two directors. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting. Notice of such meeting stating the time and place thereof shall be given (a) by deposit of the notice in the United States mail, first class, postage prepaid, at least two days before the day fixed for the meeting addressed to each director at his address as it appears on the Corporation's records or at such other address as the director may have furnished the Corporation for that purpose, or (b) by delivery of the notice similarly addressed for dispatch by telegraph, cable or radio or by delivery of notice by telephone or in person, in each case at least 24 hours before the time fixed for the meeting.

                  SECTION 2.8 Chairman of the Board; Presiding Officer and Secretary at Meetings. The Board of Directors may elect one of its members to serve at its pleasure as Chairman of the Board. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board or in his absence by the Chief Executive Officer or the President, if a director, or if neither is present by such member of the Board of Directors as shall be chosen at the meeting. The Secretary, or in his absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

                  SECTION 2.9 Quorum. A majority of the Whole Board of Directors shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. Except as otherwise required by the Certificate of Incorporation or the By-Laws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                  SECTION 2.10 Meeting by Telephone. Members of the Board of Directors or any committee thereof may participate in meetings of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                  SECTION 2.11 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

                  SECTION 2.12 Executive and Other Committees. The Board of Directors may, by resolution passed by a majority of the Whole Board of Directors, designate an Executive Committee and one or more other committees, each such committee to consist of one or more directors as the Board of Directors may from time to time determine. Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers that may require it but no such committee shall have such power of authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws; and unless the resolution shall expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Each such committee other than the Executive Committee shall have such name as may be determined from time to time by the Board of Directors.

                  SECTION 2.13 Compensation. No director shall receive any stated salary for his services as a director or as a member of a committee but shall receive such sum, if any, as may from time to time be fixed by the action of a majority of the stockholders.

                  SECTION 2.14 Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

                  (a) The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 2.14.

                  (b) For any matter to be properly brought before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting in the manner specified in this Section 2.14(b) (x) by a stockholder that holds of record stock of the Corporation entitled to vote at the annual meeting on such matter (including any election of a director) or (y) by a person (a "Nominee Holder") that holds such stock through a nominee or "street name" holder of record of such stock and can demonstrate to the Corporation such indirect ownership of, and such Nominee Holder's entitlement to vote, such stock on such matter. In addition to any other requirements under applicable law, the certificate of incorporation and these By-Laws, persons nominated by stockholders for election as directors of the Corporation and any other proposals by stockholders shall be properly brought before an annual meeting of stockholders only if notice of any such matter to be presented by a stockholder at such meeting (a "Stockholder Notice") shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not less than 90 nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Meeting Date"), such Stockholder Notice shall be given in the manner provided herein by the later of (i) the close of business on the date 90 days prior to such Other Meeting Date or (ii) the close of business on the tenth day following the date on which such Other Meeting Date is first publicly announced or disclosed. Any stockholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Corporation at an annual meeting of stockholders shall deliver, as part of such Stockholder Notice, a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such person, the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission, each such person's signed consent to serve as a director of the Corporation if elected, such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder and, in the case of a Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of stock and entitlement to vote such stock for the election of directors at the annual meeting. Any stockholder who gives a Stockholder Notice of any matter (other than a nomination for director) proposed to be brought before an annual meeting of stockholders shall deliver, as part of such Stockholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder, any material interest of such stockholder in the matter proposed (other than as a stockholder), if applicable, and, in the case of a Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of stock and entitlement to vote such stock on the matter proposed at the annual meeting. As used in these By-Laws, shares "beneficially owned" shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act"). If a stockholder is entitled to vote only for a specific class or category of directors at a meeting (annual or special), such stockholder's right to nominate one or more individuals for election as a director at the meeting shall be limited to such class or category of directors.

                  Notwithstanding any provision of this Section 2.14 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the next annual meeting of stockholders is increased by virtue of an increase in the size of the Board of Directors and either all of the nominees for director at the next annual meeting of stockholders or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees to stand for election at the next annual meeting as the result of any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the first day on which all such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

                  (c) Except as provided in the immediately following sentence, no matter shall be properly brought before a special meeting of stockholders unless such matter shall have been brought before the meeting pursuant to the Corporation's notice of such meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote for the election of such director(s) at such meeting may nominate a person or persons (as the case may be) for election to such position(s) as are specified in the Corporation's notice of such meeting, but only if the Stockholder Notice required by
         Section 2.14(b) hereof shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the first day on which the date of the special meeting and either the names of all nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected shall have been publicly announced or disclosed.

                  (d) For purposes of this Section 2.14, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

                  (e) In no event shall the adjournment of an annual meeting or a special meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 2.14. This Section
         2.14 shall not apply to (i) any stockholder proposal made pursuant to Rule 14a-8 under the Exchange Act or (ii) any nomination of a director in an election in which only the holders of one or more series of Preferred Stock of the Corporation issued pursuant to Article FOURTH of the certificate of incorporation are entitled to vote (unless otherwise provided in the terms of such stock).

                  (f) The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this
         Section 2.14 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

                  SECTION 2.15 Independent Directors. A majority of the Board of Directors shall be comprised of Independent Directors. For the purpose of
Section 2.15, the term "Independent Director" shall mean a director who: (i) has not been employed by the Corporation in an executive capacity within the last five years; (ii) is not, and is not affiliated with a company that


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



is, an advisor or consultant to the Corporation, or a significant customer or supplier of the company; (iii) has no personal services contract(s) with the Corporation or the Corporation's senior management; (iv) is not affiliated with a not-for-profit entity that receives significant contributions from the Corporation; (v) within the last five years, has not had any business relationship with the Corporation that the Corporation has been required to disclose under the Securities and Exchange Commission disclosure regulations;
(vi) is not employed by a public company at which an executive officer of the Corporation serves as a director; (vii) has not had a relationship described in
(i) through (vi) above with any affiliate of the Corporation; and (viii) is not a member of the immediate family of any person described in (i) through (vii) above.

                                  ARTICLE THREE

                                    OFFICERS

                  SECTION 3.1 Election; Disqualification. The officers of the Corporation shall be a Chairman of the Board, Chief Executive Officer, President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be selected by the Board of Directors. The Board of Directors may elect a Controller, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers and such other officers as it may from time to time determine. Two or more offices may be held by the same person.

                  SECTION 3.2 Term of Office. Each officer shall hold office from the time of his election and disqualification to the time at which his successor is elected and qualified, unless he shall die or resign or shall be removed pursuant to Section 3.4 at any time sooner.

                  SECTION 3.3 Resignation. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 3.4 Removal. Any officer may be removed at any time, with or without cause, by the vote of a majority of the Whole Board.

                  SECTION 3.5 Vacancies. Any vacancy however caused in any office of the Corporation may be filled by the Board of Directors.

                  SECTION 3.6 Compensation. The compensation of each officer shall be such as the Board of Directors may from time to time determine.

                  SECTION 3.7 Chairman of the Board. The Chairman of the Board shall be the Chairman of all meetings of the Board of Directors.


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                  SECTION  3.8 Chief  Executive  Officer.  The  Chief  Executive
Officer shall be the Chief Executive Officer of the Corporation and, in the absence of a President, shall have general charge of the business and affairs of the Corporation, subject, however, to the right of the Board of Directors to confer specified powers on officers and subject generally to the direction of the Board of Directors and the Executive Committee, if any.

                  SECTION 3.9 President. The President shall have general charge of the business and affairs of the Corporation, subject however to the right of the Board of Directors to confer specified powers on officers and subject generally to the direction of the Board of Directors and the Executive Committee, if any.

                  SECTION 3.10 Vice President. Each Vice President shall have such powers and duties as generally pertain to the office of Vice President and as the Board of Directors or the President may from time to time prescribe. During the absence of the President or his inability to act, the Vice President, or if there shall be more than one Vice President, then that one designated by the Board of Directors, shall exercise the powers and shall perform the duties of the President, subject to the direction of the Board of Directors and the Executive Committee, if any.

                  SECTION 3.11 Secretary. The Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors. He shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties incident to the office of Secretary, subject to the direction of the Board of Directors and the Executive Committee, if any.

                  SECTION 3.12 Other Officers. Each other officer of the Corporation shall exercise the powers and shall perform the duties incident to his office, subject to the discretion of the Board of Directors and the Executive Committee, if any.

                                  ARTICLE FOUR

                                  CAPITAL STOCK

                  SECTION 4.1 Stock Certificates. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates in such form as the Board of Directors may from time to time prescribe. Each certificate shall be signed by or in the name of the Corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all the signatures appearing on such certificate or certificates may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.



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



                  SECTION 4.2 Transfer of Stock. Shares of stock shall be transferable on the books of the Corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe.

                  SECTION 4.3 Holders of Record. Prior to due presentment for registration of transfer the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

                  SECTION 4.4 Lost, Stolen, Destroyed or Mutilated Certificates. The Corporation shall issue a new certificate of stock to replace a certificate theretofore issued by it alleged to have been lost, destroyed or wrongfully taken, if the owner or his legal representative (i) requests replacement, before the Corporation has notice that the stock certificate has been acquired by a bona fide purchaser; (ii) files with the Corporation a bond sufficient to indemnify the Corporation against any loss or destruction of any such stock certificate or the issuance of any such new stock certificate; and (iii) satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.

                                  ARTICLE FIVE

                                  MISCELLANEOUS

                  SECTION 5.1       Indemnity.
                                    ---------

                           (a)  Each  person  who was or is  made a party  or is
threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation, as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) and in the manner provided in the Certificate of Incorporation of the Corporation and as otherwise permitted by the Delaware General Corporation Law.

                  SECTION 5.2 Waiver on Notice. Whenever notice is required by the Certificate of Incorporation, the By-Laws or any provision of the Delaware General Corporation Law, a written waiver thereof, signed by the person entitled to notice, whether before or after the time


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


required for such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver or notice.

                  SECTION 5.3 Fiscal Year. The fiscal year of the Corporation shall start on such date as the Board of Directors shall from time to time prescribe.

                  SECTION 5.4 Corporate Seal. The corporate seal shall be in such form as the Board of Director may from time to time prescribe, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE SIX

                              AMENDMENT OF BY-LAWS

                  SECTION 6.1 Amendment. Except with respect to Sections 2.2 and 2.3(a) of these By-Laws, the By-Laws may be altered, amended or repealed by the stockholders or by the Board of Directors by a majority vote. With respect to Sections 2.2 and 2.3(a), the affirmative vote of the holders of outstanding stock representing at least eighty percent (80%) in the amount of the entire capital stock of the Corporation then entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with Sections 2.2 and 2.3(a), unless approved by at least seventy-five percent (75%) of the Whole Board of the Corporation. In the event that at least seventy-five percent (75%) of the Whole Board approves any such provision, then the affirmative vote of the holders of outstanding stock representing at least a majority in the amount of the entire capital stock of the Corporation then entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with Sections 2.2 and 2.3(a).



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